Exhibit 99.1

Dragonfly Energy Announces Strategic Acquisition of Dakota Lithium Assets, Expanding Into New Markets

Capital-efficient acquisition adds an established revenue base with expected Adjusted EBITDA accretion beginning in Q4 2026

●	Acquisition expands Dragonfly Energy’s reach across marine, outdoor recreation, powersports, golf cart and other specialty battery markets
●	Dakota Lithium generated approximately $12 million in net revenue in 2025 despite working-capital and inventory constraints that significantly limited product availability
●	Expected to begin contributing meaningful revenue and be accretive to Adjusted EBITDA in the fourth quarter of 2026
●	$4 million purchase price includes $1 million in cash, with the remaining consideration paid in Dragonfly Energy common stock valued at $2.00 per share, a premium to recent trading levels
●	Concurrent lender amendments provide additional financial flexibility

RENO, Nev., July 31, 2026 — Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) (“Dragonfly Energy” or the “Company”), an industry leader in lithium battery technology, today announced that it has completed the acquisition of substantially all of the operating assets associated with the Dakota Lithium® brand. The acquisition expands Dragonfly Energy’s reach across marine, outdoor recreation, powersports, golf cart and other specialty battery markets and is expected to begin contributing meaningful revenue and be accretive to Adjusted EBITDA in the fourth quarter of 2026.

Dakota Lithium is a recognized lithium iron phosphate battery brand with an established presence across specialty battery markets. The acquired assets include the Dakota Lithium brand and related intellectual property, product inventory, a complementary battery portfolio, and established customer and distributor relationships.

Based on historical financial information provided to Dragonfly Energy, Dakota Lithium generated approximately $12 million in net revenue in 2025, significantly below levels achieved in prior years amid working-capital limitations and inventory constraints that materially reduced product availability.

Dragonfly Energy plans to support the Dakota Lithium brand through its existing commercial, operational, fulfillment and customer-support infrastructure. The Company believes this approach can help restore product availability, support existing customers and create a complementary revenue stream without requiring a proportional increase in fixed overhead.

Dragonfly Energy intends to operate Dakota Lithium as a distinct brand alongside Battle Born Batteries®. The multi-brand strategy is expected to broaden the Company’s overall product offering, reach additional customer segments and price points, and expand its participation across complementary battery markets while preserving the established positioning of each brand.

The total purchase price was $4.0 million, consisting of $1.0 million in cash and $3.0 million in Dragonfly Energy common stock. The equity consideration was valued at $2.00 per share, or 1,500,000 shares of common stock, representing a premium to recent trading levels, and is subject to a 12-month contractual lock-up. The transaction structure limits upfront cash requirements and preserves liquidity as the acquired operations are integrated.

In connection with the transaction, Dragonfly Energy’s existing lenders agreed to amend certain terms of the Company’s debt arrangements, including reducing the Company’s minimum cash covenant and providing for the next two quarters of interest to be paid in kind rather than in cash. These amendments are expected to preserve approximately $1 million of near-term liquidity and provide the Company with additional financial flexibility.

“We believe Dakota Lithium represents a compelling strategic and financial opportunity for Dragonfly Energy,” said Dr. Denis Phares, Chief Executive Officer of Dragonfly Energy. “The business established a meaningful multiyear revenue base across attractive specialty battery markets, but more recently faced working-capital and inventory constraints that limited product availability. By supporting the Dakota Lithium brand through infrastructure we already have in place, we believe we can restore availability, reconnect with customers and grow the business efficiently. We expect the acquisition to support our goal of achieving positive Adjusted EBITDA in the fourth quarter of 2026.

The shares of common stock described above were offered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and have not been registered under the Act, or applicable state securities laws. Accordingly, such shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The transaction was facilitated by an affiliate of Resolution Financial Advisors LLC, a specialty financial advisory firm based in Los Angeles, New York and Silicon Valley.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For more information about Dragonfly Energy, visit Dragonflyenergy.com.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a lithium battery technology company spanning battery cell manufacturing, pack assembly and full-system integration. The Company develops and delivers energy storage solutions for mobile, off-grid, industrial and specialty applications.

Dragonfly Energy is advancing domestic battery cell manufacturing through its patented dry electrode process and the development of next-generation battery technologies, including all-solid-state battery cells. Its work combines advanced research and development with software-enabled intelligence to improve the performance and capabilities of energy storage systems.

To learn more, visit investors.dragonflyenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief, or expectations, including, but not limited to, statements regarding the anticipated benefits, timing and integration of the Dakota Lithium acquisition, the expected contribution of Dakota Lithium to the Company’s revenue and Adjusted EBITDA, the Company’s expectation of achieving positive Adjusted EBITDA in the fourth quarter of 2026, the Company’s multi-brand strategy, the anticipated effects of the lender amendments on the Company’s liquidity and financial flexibility, the Company’s future results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such factors include those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company’s subsequent filings with the SEC available at www.sec.gov. If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Investor Relations

Eric Prouty

Szymon Serowiecki

AdvisIRy Partners

DragonflyIR@advisiry.com

Dragonfly Energy Media Relations

media@dragonflyenergy.com

Source: Dragonfly Energy Holdings Corp.